AMENDMENT NO. 5
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of September 24, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc., (the “Adviser”), on behalf of AIM Sector Funds (Invesco Sector Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to (i) remove Invesco U.S. Mid Cap Value Fund and (ii) change the names of Invesco Van Kampen American Value Fund to Invesco American Value Fund, Invesco Van Kampen Comstock Fund to Invesco Comstock Fund, Invesco Van Kampen Mid Cap Growth Fund to Invesco Mid Cap Growth Fund, Invesco Van Kampen Small Cap Value Fund to Invesco Small Cap Value Fund, Invesco Van Kampen Value Opportunities Fund to Invesco Value Opportunities Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Energy Fund
Invesco Gold & Precious Metals Fund
Invesco Leisure Fund
Invesco Technology Fund
Invesco Utilities Fund
Invesco Technology Sector Fund
Invesco American Value Fund
Invesco Comstock Fund
Invesco Mid Cap Growth Fund
Invesco Small Cap Value Fund
Invesco Value Opportunities Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD. Sub-Adviser
By:	/s/ Eric Adelson
Name:	Eric Adelson
Title:	Senior Vice President

By:	David C. Warren
Name:	David C. Warren
Title:	EVP & CFO

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ C. Puschtiann	/s/ Dr. J. Langinand
Name:	C. Puschtiann	Dr. J. Langinand
Title:	Managing Director	Managing Director

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ G. J. Proudfoot
Name:	G. J. Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Nick Burrell	/s/ Mark Yesberg
Name:	Nick Burrell	Mark Yesberg
Title:	Secretary	Director

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Gracie Liu	/s/ Fanny Lee
Name:	Gracie Liu	Fanny Lee
Title:	Director	Director

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary & General Counsel

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